UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 14, 2009
SYNTROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34490	73-1565725

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5416 S. Yale, Suite 400 Tulsa, Oklahoma	74135

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (918) 592-7900
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Settlement. On October 14, 2009, Syntroleum Corporation (“Syntroleum,” “we” or “us”) entered into a Settlement Agreement with Fletcher International, Ltd. (“Fletcher”) to settle all legal claims arising in connection with the Investment Agreement (the “Investment Agreement”) dated November 18, 2007, between Syntroleum and Fletcher. Pursuant to the terms of the Investment Agreement, under which a maximum of 12.4 million shares could be issued, Fletcher agreed to purchase $12 million worth of Syntroleum stock at floating per share prices over a twenty-four month period. The purchase was divided into an Initial Investment of $3 million (at a premium to the trading price of Syntroleum stock) and Later Investments totaling $9 million (at a discount to the trading price of Syntroleum stock). Fletcher refused to close on the Initial Investment at $1.39 per share, asserting that all of the conditions precedent had not been satisfied, and subsequently attempted to make a Later Investment at $0.44 per share. We refused to close on the grounds that, because Fletcher failed to make the Initial Investment, Fletcher was not entitled to go forward with the Later Investments. Each party subsequently filed legal claims against one another, with Syntroleum claiming unspecified damages against Fletcher and Fletcher claiming damages, excluding legal fees, of $14 million. Pursuant to the terms of the Settlement Agreement, Syntroleum and Fletcher entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) dated October 14, 2009 whereby Fletcher purchased $4 million of common stock of Syntroleum in an initial closing and was issued six-year warrants and acquired the option to purchase, on or before June 30, 2010, up to an additional $8 million of common stock of Syntroleum in up to two subsequent closings together with additional six-year warrants.
Initial Closing. Under the terms of the Securities Purchase Agreement, Fletcher has the right to purchase up to 4,541,498 shares of common stock and warrants for the purchase of up to 5,676,872 shares of common stock. Under the initial closing, Fletcher purchased 1,513,833 shares of our common stock at a price of approximately $2.64 per share and was issued a warrant, exercisable until October 14, 2015, to purchase 1,892,291 shares of our common stock at an exercise price of $3.30 per share (the “Initial Closing Warrant”). We will receive net proceeds from the sale of the 1,513,833 shares of our common stock of approximately $3,790,000 after deducting estimated fees and expenses of the offering payable by us. In the event the Initial Closing Warrant is fully exercised by Fletcher, we estimate that the net proceeds to us from such exercise would be approximately $6,245,000. Syntroleum intends to use the net proceeds from the sale of the offered securities for general corporate purposes.
Subsequent Closing. Under the terms of the Securities Purchase Agreement, Fletcher also has the option to purchase, on or before June 30, 2010, an additional 3,027,665 shares of our common stock, at a price of $2.64 per share, in up to two subsequent closings, of a minimum of 1,513,833 shares of common stock for the first such closing and up to the remainder, if any, at the second such closing. At any subsequent closing, Fletcher will receive a warrant, exercisable for a period of six years, to purchase the number of shares of our common stock equal to the product of 1.25 and the number of shares of our common stock purchased in such subsequent closing, with an exercise price of $3.30 per share. The terms of such future warrant(s) would be set forth in a common stock purchase warrant having the same terms as those set forth in the Initial Closing Warrant.
Limitations. Fletcher is subject to an ownership limitation of 4.95% of the outstanding shares of common stock (“Ownership Limitation”), under which Fletcher is prohibited from consummating any subsequent closing or exercising any warrant where such closing or exercise would cause Fletcher to exceed the Ownership Limitation, or from otherwise exceeding the Ownership Limitation through other avenues, including the purchase of shares in the public market. Fletcher is also prohibited from transferring the warrants to any transferee who exceeds the Ownership Limitation and any such transferee is subject to the same transfer and exercise limitations applicable to Fletcher. All warrants issued to Fletcher must be exercised for cash as no cashless exercises are allowed.
Registration Statement. The issuance of shares of common stock and warrants to Fletcher under the terms of the Securities Purchase Agreement and the Warrants have been registered with the Securities and Exchange Commission (“SEC”) on our Registration Statement on Form S-3 (File No. 333-157879). A prospectus supplement to this Registration Statement has been filed with the SEC covering the sale and issuance of the shares of common stock and warrants to Fletcher.

Exhibits. A copy of the opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. related to the legality of the issuance and sale of the shares and the issuance of the warrants is attached hereto as Exhibit 5.1. Copies of the Settlement Agreement, the Securities Purchase Agreement and the Common Stock Purchase Warrant are attached to this Report as Exhibits 10.87, 10.88 and 10.89, respectively, and are incorporated herein by reference. The foregoing description of the transaction with Fletcher does not purport to be complete and is qualified in its entirety by reference to such Exhibits.
Item 1.02. Termination of a Material Definitive Agreement.
On October 14, 2009, pursuant to the terms of the Settlement Agreement, Syntroleum and Fletcher terminated the Investment Agreement.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are filed herewith:

5.1	Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.

5.2	Opinion of Richards, Layton and Finger, P.A.

10.87	Settlement Agreement dated October 14, 2009 between Syntroleum and Fletcher.

10.88	Securities Purchase Agreement dated October 14, 2009 between Syntroleum and Fletcher.

10.89	Common Stock Purchase Warrant dated October 14, 2009 between Syntroleum and Fletcher.

23.1	Consent Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. (included as part of Exhibit 5.1).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYNTROLEUM CORPORATION
Date: October 14, 2009	By:	/s/ Karen L. Gallagher
Karen L. Gallagher
Senior Vice President, Principal Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
5.1	Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.
5.2	Opinion of Richards, Layton and Finger, P.A.
10.87	Settlement Agreement dated October 14, 2009 between Syntroleum and Fletcher.
10.88	Securities Purchase Agreement dated October 14, 2009 between Syntroleum and Fletcher.
10.89	Common Stock Purchase Warrant dated October 14, 2009 between Syntroleum and Fletcher.
23.1	Consent Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. (included as part of Exhibit 5.1).